Exhibit 10.1

KPMG LLP
Suite 3100 717 North Harwood Street Dallas, TX 75201-6585

May 1, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We are currently principal accountants for Zale Corporation and, under the date of October 1, 2007, we reported on the consolidated financial statements of Zale Corporation as of and for the years ended July 31, 2007 and 2006 and the effectiveness of internal control over financial reporting as of July 31, 2007. On May 1, 2008, we were notified that Zale Corporation engaged Ernst & Young LLP as its principal accountant for the year ending July 31, 2008 and that the auditor-client relationship with KPMG LLP will cease upon completion of the review of Zale Corporation’s interim financial information as of and for the three-month and nine-month periods ended April 30, 2008. We have read Zale Corporation’s statements included under Item 4.01 of its Form 8-K dated May 1, 2008, and we agree with such statements, except that we are not in a position to agree or disagree with Zale Corporation’s statement that the change was approved by the audit committee of the board of directors and we are not in a position to agree or disagree with Zale Corporation’s statement that Ernst & Young LLP were not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Zale Corporation’s consolidated financial statements.

Very truly yours,

KPMG LLP

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.